Exhibit 10.3

AMENDMENT TO RESTRICTED STOCK UNIT GRANT AGREEMENT

THIS AMENDMENT (“Amendment”) amends the Restricted Stock Unit Grant Agreement (the “Agreement”), by and between TWIN DISC, INCORPORATED (the “Company”) and John H. Batten (the “Employee”) dated August 3, 2022.

WHEREAS, the Agreement memorialized an award of certain Restricted Stock Units to the Employee as of August 3, 2022 (the “Grant Date); and

WHEREAS, under the Agreement, the Restricted Stock Units will vest if the Employee remains employed through the third anniversary of the Grant Date and if certain performance conditions for the three-year period ending June 30, 2025 are satisfied; and

WHEREAS, the Compensation and Human Capital Committee of the Company has determined it to be in the best interests of the Company to require continued employment of the Employee through June 30, 2025 instead of through the third anniversary of the Grant Date, and approved this Amendment on August 2, 2023.

NOW, THEREFORE, the Company and the Employee agree to amend the Agreement as follows:

1.         Section 4(a) of the Agreement is hereby amended to read as follows:

a.         Continued Service. The Employee must continue to be employed by the Company on June 30, 2025.

2.         In all other respects, the Agreement shall remain unchanged.

Dated this 2nd day of August, 2023.

TWIN DISC, INCORPORATED

By: ____________________________________
Its: ____________________________________

EMPLOYEE:

__________________________________________
John H. Batten